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November 22, 2016

Fidelity Distributors Corporation

100 Salem Street

Smithfield, RI 02917

Re:                                          Fidelity Systematic Investment Plans:

Destiny Plans I: O

Destiny Plans II: O

Destiny Plans I: N

Destiny Plans II: N (the “Plans”)

File No. 2-34100

Ladies and Gentlemen:

Fidelity Distributors Corporation (“FDC”), a Massachusetts corporation, has filed with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended, a Registration Statement on Form N-8B-2 (the “UIT Registration Statement”) registering the Plans as a unit investment trust of which FDC is the principal underwriter and sponsor.  FDC has also filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form S-6, as amended by Post-Effective Amendment No. 86 (File No. 2-34100) (the “Amendment” and, together with the UIT Registration Statement, the “Registration Statements”), also covering the registration of the Plans.

We have examined the Amendment and have also examined the Amended and Restated Custodian Agreement, made as of April 26, 1999, as amended (the “Custodian Agreement”), between FDC and State Street Bank and Trust Company (the “Custodian”) under the terms of which the Plans are issued.  We have relied on your representation that the UIT Registration Statement has been filed with the Commission and remains in effect.

Based on the foregoing, it is our opinion that FDC has duly entered into the Custodian Agreement with the Custodian and that the Custodian Agreement is the valid and binding agreement of FDC.  It is also our opinion that the Plans, when issued in the manner contemplated by the Custodian Agreement and the Registration Statements, will constitute legal, valid and binding obligations on the part of FDC.

In rendering this opinion we have assumed, without independent verification, the authenticity, completeness and continued effectiveness of all documents or copies furnished to us.  We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom.  The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein.  We hereby consent to the use of this opinion as an exhibit to the Amendment.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP
Dechert LLP

November 22, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:                             Fidelity Systematic Investment Plans:

Destiny Plans I: O

Destiny Plans II: O

Destiny Plans I: N

Destiny Plans II: N (the “Plans”)
File No. 2-34100

Post-Effective Amendment No. 86

Ladies and Gentlemen:

We serve as special counsel to the above-referenced Plans in connection with the Post-Effective Amendment No. 86 to the Plans’ Registration Statement on Form S-6 that accompanies this letter (the “Amendment”).  In that capacity, we have reviewed a draft of the Amendment, which has been prepared and finalized by Fidelity Distributors Corporation (“FDC”).  FDC has represented to us that no significant changes have been made between the version reviewed by us and the version being filed electronically.

The Amendment is being filed for the purpose of bringing the financial statements and other information up to date and making certain other non-material changes to the disclosures contained in the Plans’ Post-Effective Amendment No. 85 to the Plans’ Registration Statement on Form S-6.  The Amendment is being filed under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended, and, in accordance with the designation made in the Amendment by the registrant, will become effective on November 29, 2016.

Pursuant to paragraph (b)(4) of Rule 485 under the 1933 Act, we represent that, to our knowledge, based upon our review of a draft Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/ Dechert LLP
Dechert LLP